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                                                               Exhibit No. 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-79065, 333-81573, 33-50543, 33-50617, 33-50715, 333-02571, 333-02575, 333-14209,
333-30263, 333-40679 and 333-59327 of Duke Energy Corporation on Form S-3 and Registration Statement Nos. 333-29563, 333-29585, 333-29587, 333-34655, 333-
12093, 333-50317 and 333-59279 of Duke Energy Corporation on Form S-8 of our report dated February 11, 2000, appearing in this Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 1999.


Deloitte & Touche LLP
Charlotte, North Carolina
March 20, 2000